                                                                      EXHIBIT 12

                        PHH CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)



                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                 -----------------------
                                                                    2002         2001
                                                                 ----------   ----------
EARNINGS BEFORE FIXED CHARGES:
Income before income taxes and minority interest                 $       72   $      125
Plus:  Fixed charges                                                     53           62
                                                                 ----------   ----------

Earnings available to cover fixed charges                        $      125   $      187
                                                                 ==========   ==========

FIXED CHARGES (1):
Interest, including amortization of deferred financing costs     $       50     $     59
Interest portion of rental payment                                        3            3
                                                                 ----------   ----------

Total fixed charges                                              $       53   $       62
                                                                 ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES                               $    2.35x   $    3.03x
                                                                 ==========   ==========


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(1) Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third on the operating lease rentals).



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